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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-56339) of our report dated February 27, 1998, on our audits of the consolidated financial statements of MicroFinancial Incorporated. We also consent to the references to our firm under the captions "Experts," "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data."


/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
February 4, 1999